                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement         [ ]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a - 6(e)(2)
[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                   Bolle Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:

--------------------------------------------------------------------------------

2)   Form, schedule or registration statement No.:

--------------------------------------------------------------------------------

3)   Filing party:

--------------------------------------------------------------------------------

4)   Date filed:

--------------------------------------------------------------------------------

                                   BOLLE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 24, 1999

To our Stockholders:

         You are cordially invited to attend the annual meeting of the stockholders, or any adjournments or postponements thereof (the "Meeting"), of Bolle Inc. (the "Company"), which will be held on June 24, 1999 at 10:00 A.M. local time, at 9500 West 49th Avenue, Suite B-102, Wheat Ridge, Colorado for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal
1);

         2. To consider and vote upon a proposal to ratify and approve the 1999 Employee Stock Purchase Plan of the Company (Proposal 2);

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 (Proposal 3); and

         4. To transact such other business as may properly be brought before the Meeting.

         Stockholders of record at the close of business on May 21, 1999 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 is being mailed to stockholders simultaneously herewith.

         YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, KINDLY COMPLETE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES, AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR VOTE CAN BE RECORDED.

                                         By order of the Board of Directors


                                         GARY A. KIEDAISCH
                                         CHIEF EXECUTIVE OFFICER
MAY 24, 1999
RYE, NEW YORK

                                   BOLLE INC.
                            555 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580

                                 PROXY STATEMENT


         Your proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Bolle Inc. (the "Company") for use at the annual meeting of stockholders, or any adjournment or postponement thereof, to be held on Thursday, June 24, 1999 (the "Meeting") at 10:00 A.M. local time, in 9500 West 49th Avenue, Suite B-102, Wheat Ridge, Colorado for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about May 28, 1999.

         Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted FOR the election of each of the seven management nominees as directors (Proposal 1), FOR the ratification and approval of the 1999 Employee Stock Purchase Plan (the "1999 Plan") of the Company (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors (Proposal 3).

         The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their judgment.

         As of May 21, 1999, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 6,895,329 shares of the Company's common stock, par value $.01 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

         The By-laws of the Company provide that stockholders holding a majority of the shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the ratification and approval of the 1999 Plan (Proposal 2) and the ratification of the appointment of independent auditors (Proposal 3).

         Votes at the Meeting will be tabulated by an inspector of election appointed by the Company or the Company's transfer agent. Since the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for the ratification and approval of the 1999 Plan (Proposal 2) and ratification of the appointment of independent auditors (Proposal 3), an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

         Only stockholders of record at the close of business on May 21, 1999 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING BY PROXY OR IN PERSON. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of May 21, 1999 (i) the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than five percent of the Common Stock, and (ii) the beneficial ownership of Common Stock of each of the executive officers and directors of the Company and all executive officers and directors of the Company as a group.


NAME AND ADDRESS OF BENEFICIAL OWNER               Amount and Nature of        Percentage of Class
                                                 Beneficial Ownership (1)             Owned
Martin E. Franklin (2)
  555 Theodore Fremd Avenue
  Suite B-302
  Rye, New York 10580..........................           737,212                     10.3%
Gary A. Kiedaisch..............................           43,666                        *
Ian G.H. Ashken (3)............................           166,666                      2.4%
Nora A. Bailey.................................           11,666                        *
Franck Bolle...................................           195,144                      2.8%
Patricia Bolle Passaquay.......................           195,144                      2.8%
David L. Moore.................................            5,949                        *
David S. Moross................................             833                         *
Thomas Reed...................................             4,187                        *
All Executive Officers and Directors
 as a group (9 persons)........................          1,360,467                    17.8%
Millbrook Partners, L.P.(4)
  2102 Sawgrass Village Drive
  Ponte Vedra Beach, Florida 32082.............          1,020,865                    15.4%
Marvin Schwartz(5)
  605 Third Avenue
  New York, New York 10158.....................           463,157                       7%
OZ Management, L.L.C. (6)
  153 East 53rd Street
  New York, New York 10022.....................          1,821,388                    22.1%

---------------

 *Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within sixty (60) days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group.

(2) Excludes 5,127 shares of Common Stock held in trust for Mr. Franklin's minor children as to which shares Mr. Franklin disclaims beneficial ownership.

(3) Excludes 8,333 shares of Common Stock held in trust for Mr. Ashken's minor children, as to which shares Mr. Ashken disclaims beneficial ownership.

(4) Based on Schedule 13D filing, dated June 11, 1998. 991,199 of these shares, or 8.7% of the Common Stock are beneficially held by Millbrook Partners, L.P. ("Millbrook"), and the remaining 29,666 shares are beneficially held by Millbrook's general partner, Mark M. Mathes.

(5) In a Schedule 13D filing dated March 26, 1998, Marvin Schwartz, acting in his personal capacity and not as a principal of Neuberger & Berman, reported beneficial ownership of such shares.

(6) 1,333,333 shares issuable at any time at the option of OZ Master Fund, Ltd. upon conversion of $7,000,000 aggregate principal amount of the Convertible Notes, subject to the provisions of the Convertible Note Purchase Agreement. Includes 248,055 additional shares held by OZ Master Fund, Ltd. and 240,000 shares held by its affiliate Och-Ziff Capital Management, L.P., over which OZ Management, L.L.C., the investment manager to the foregoing entities, may be deemed to have investment power.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Company shall have between two and twelve directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the By-laws of the Company is seven.

         Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below to serve until the 2000 annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Nora A. Bailey has declined to stand for re-election as a director of the Company. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the By-laws of the Company.

         The following table sets forth the names, ages and positions of the persons that have been nominated as directors of the Company's Board of Directors. Their respective backgrounds are described following the table.


NAME                           Age  Position
----                           ---  --------
Martin E. Franklin(1)(2).....  34   Chairman of the Board of Directors
Gary A. Kiedaisch(1).........  52   President, Chief Executive Officer and
                                      Director
Ian G. H. Ashken(1)(2).......  38   Vice Chairman, Secretary and Director
Franck Bolle(1)..............  41   Director
Patricia Bolle Passaquay(1)..  42   Director
David L. Moore(2)(3)(4)......  43   Director
David S. Moross(3)(4)........  40   Director


---------------------
(1)  Member of Executive Committee

(2)  Member of Nominating Committee

(3)  Member of Audit Committee

(4)  Member of Compensation/Stock Option Committee

         Directors of the Company are elected at each annual meeting of stockholders. The next annual meeting of stockholders is currently intended to be held during June 2000. All of the officers identified above serve at the discretion of the Board of Directors of the Company. Other than Franck Bolle and Patricia Bolle Passaquay, who are cousins, there are no family relationships between any persons identified above.

         The following are brief biographies of persons identified above.

         Martin E. Franklin was elected Chairman of the Board of Directors of Bolle Inc. in February 1997. Mr. Franklin has been Chairman and Chief Executive Officer of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P., a private investment partnership since October 1996. From May 1996 until March 1998, Mr. Franklin served as Chairman and Chief Executive Officer of Lumen Technologies, Inc., a NYSE Company ("Lumen"), and served as Executive Chairman from March 1998 until December 1998. Mr. Franklin was Chairman of the Board and Chief Executive Officer of Lumen's predecessor, Benson Eyecare Corporation from October 1992 to May 1996 and President from November 1993 until May 1996. Mr. Franklin was non-executive Chairman and a director of Eyecare Products plc, a London Stock Exchange Company, from December 1993 until February 1999. In addition, Mr Franklin has served as a director of Specialty Catalog Corp., a NASDAQ National Exchange listed company, since 1994. Mr. Franklin also serves on the boards of a number of privately held companies and charitable organizations. Mr. Franklin received a B.A. in Political Science from the University of Pennsylvania in 1986.

         Gary A. Kiedaisch was appointed President, Chief Executive Officer and a member of the Board of Directors of the Company in July 1997. From 1989 until his appointment as the Chief Executive Officer of the Company, Mr. Kiedaisch had been President and Chief Executive Officer of the Mt. Mansfield Company d/b/a Stowe Mountain Resort, a wholly owned subsidiary of multi-national insurance and financial services conglomerate American International Group. Prior to his tenure in Stowe, he held executive positions with several high visibility companies in the winter sports industry including AMF Head Ski Worldwide, Raichle Monitor USA, Blizzard North America and Hart Ski Manufacturing Company, where he had responsibility for worldwide marketing, coordinating and consolidating distributor networks and unifying worldwide brand identification.

         Ian G.H. Ashken, A.C.A. was elected Vice-Chairman and Secretary of the Company in December 1998. From February 1997 until his appointment as Vice-Chairman, Mr. Ashken was Executive Vice President, Chief Financial Officer, Assistant Secretary and a Director of the Company. Mr. Ashken was elected Executive Vice President, Chief Financial Officer, Assistant Secretary and a Director of Lumen from December 1995 until he resigned from these positions in December 1998. Mr. Ashken was Chief Financial Officer of Benson and a director of Benson from October 1992 to May 1996. Mr. Ashken also served as Benson's Executive Vice President from October 1994 to May 1996; Secretary from October 1992 to December 1993; and, Assistant Secretary from December 1993 to May 1996. Since October 1996, Mr. Ashken has been Vice Chairman of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P. Mr. Ashken was a director of Eyecare Products plc from August 1994 until he resigned this position in February 1999. Mr. Ashken received his B.A. (Hons) in Economics and Accounting from the University of Newcastle in England.

         Franck Bolle has been a member of the Board of Directors of the Company since July 1997. Mr. Bolle was appointed President and Director of International Operations of Bolle France in July 1997. Mr. Bolle has been a member of the executive management of Bolle France since 1984 and as such has shared responsibility with Ms. Passaquay for the day-to-day operations of Bolle France. Prior to joining Bolle France, Mr. Bolle served as Sales Manager of a home improvement supplies manufacturer. Mr. Bolle holds a degree in business administration with a concentration in marketing from Ecole Libre des Sciences Commerciales
Appliquees of Paris, France.

         Patricia Bolle Passaquay has been a member of the Board of Directors of the Company and Director of Export Sales since July 1997. Ms. Passaquay has been a member of the executive management of Bolle France since 1981 and as such has shared responsibility with Mr. Franck Bolle for the day-to-day operations of Bolle France. Ms. Passaquay holds a degree in business administration with a concentration in marketing from Ecole Libre des Sciences Commerciales Appliquees of Paris, France.

         David L. Moore has been President and Chief Executive Officer of Century 21 Home Improvements, and for more than fifteen years has been President and Chief Executive Officer of Garden State Brickface, Inc., a leading New York metropolitan area residential and commercial remodeling firm. Mr. Moore received his B.A. in Economics from Amherst College and his M.B.A. from Harvard University.

         David S. Moross became a member of the Company's Board of Directors in March 1998. Mr. Moross is the Managing Partner of IMG/Chase Sports Capital, L.P., a global private equity investment fund. Prior to establishing this fund, Mr. Moross was Vice Chairman of Whitehall Financial Group, where he was actively involved in direct equity investments and debt financings. Mr. Moross was also Chairman of Insco, Inc., a Whitehall affiliate which provided management consulting services. In addition, he served as Chief Executive Officer of Kalvin-Miller International, Inc., a national insurance broker. He currently is a member of Whitehall's Board of Directors and serves as a Governor of the Dana-Farber Cancer Institute. Mr. Moross received his B.A. in economics from the University of Texas at Austin.

         The Company has established (i) an Audit Committee which reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company and reviews the need for internal auditing procedures and the adequacy of internal controls; (ii) a Compensation Committee which determines executive compensation and stock option awards; (iii) an Executive Committee which exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees; and
(iv) a Nominating Committee which selects nominees for election as members of the Board of Directors of the Company. The Board of Directors may establish additional committees from time to time.

                        EXECUTIVE OFFICERS OF THE COMPANY

     NAME                  POSITION WITH THE COMPANY
     ----                  -------------------------
Martin E. Franklin         Chairman of the Board of Directors
Gary A. Kiedaisch          President, Chief Executive Officer and Director
Thomas Reed                Chief Financial Officer and Assistant Secretary

     See the table of nominees for election as directors for biographical data with respect to Messrs. Franklin and Kiedaisch.

     Thomas Reed, 38, was appointed Chief Financial Officer of the Company in January 1999. From June 1997 until his appointment as Chief Financial Officer of the Company, Mr. Reed was Chief Financial Officer and Chief Operating Officer of Bolle America, Inc. Mr. Reed was Vice President of Finance and Administration of Bolle America, Inc. from November 1996 until his appointment as Chief Financial Officer and Chief Operating Officer of Bolle America, Inc. From December 1994 until his appointment as Vice President of Finance and Administration of Bolle America Mr. Reed was the Controller of Bolle America, Inc. Mr. Reed was with the accounting firm of Ernst & Young from September 1989 through November 1994, where he specialized in the areas of manufacturing and distribution. Mr. Reed received his B.A., MBA, and MaCC from the University of Denver in Denver, Colorado.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth information concerning compensation earned by the Company's Chief Executive Officer and its other executive officers in the fiscal years ended December 31, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation                Long-Term Compensation
                                                                                          Awards


                                                                            Number Of
                                                                            Securities
                                                                            Underlying       All Other
                                                    Salary      Bonus        Option/       Compensation
Name And Principal Position              Year        ($)         ($)           Sars             ($)

 Gary A. Kiedaisch                       1998       223,077       --         100,000             --
   Chief Executive Officer..........    1997(1)     103,846     37,500       166,667             --

 Martin E. Franklin(2)                   1998         --          --           --                --
   Executive Chairman...............     1997         --          --           --                --

------------
(1)  FROM HIS DATE OF HIRE IN JULY 1997.

(2) MR. FRANKLIN IS NOT PAID A SALARY BY THE COMPANY. HE IS PARTY TO THE COMPANY'S MANAGEMENT SERVICES AGREEMENT. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."





OPTION GRANTS IN 1998

         The following table sets forth information regarding new Bolle Options currently held by the executive officers which were granted by the Company in 1998, other than Company options issued in conjunction with Lumen Technologies, Inc. ("Lumen") pro rata distribution to its stockholders of record as of March 11, 1998 of all of its equity interest the Company (the "Spinoff") for Lumen options held. In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their terms. These gains are based on assumed rates of annual compound stock price appreciation of Company common stock of 5% and 10% from the date the options were granted to the end of the option terms.

OPTION GRANTS IN FISCAL 1998


                           Individual Grants
                           -----------------

                                                                                                Potential Realizable
                                                                                                      Value at
                                                                                                   Assumed Annual
                             Number of    Percent of Total                                            Rates of
                            Securities        Options                                                Stock Price
                            Underlying       Granted To       Exercise                            Appreciation for
                              Options       Employees in        Price         Expiration            Option Term
Name                          GRANTED       FISCAL 1998       PER SHARE          DATE              5%          10%
----                          -------       -----------       ---------          ----              --          ---

Gary A. Kiedaisch(1)(2)....   100,000           26%             $3.75       Sept. 23, 2005      $127,628    $161,051
Martin E. Franklin(3)......     --              --               --              --                --          --

---------------
(1) 25,000 OF MR. KIEDAISCH'S OPTIONS WILL VEST ON EACH OF SEPTEMBER 23, 1999, 2000, 2001 AND 2002.

(2) MR. KIEDAISCH WAS ISSUED COMPANY OPTIONS DURING 1998 IN CONNECTION WITH THE REPLACEMENT OF HIS PREVIOUSLY ISSUED LUMEN OPTIONS HELD AT THE TIME OF THE SPINOFF. MR. KIEDAISCH WAS THEREBY ISSUED 166,667 OPTIONS AT AN AVERAGE EXERCISE PRICE OF $.76 WITH EXPIRATION DATES FROM JULY 1998 THROUGH
     JULY 20, 2001.

(3) MR. FRANKLIN WAS NOT ISSUED ANY NEW COMPANY OPTIONS DURING 1998. MR. FRANKLIN WAS ISSUED COMPANY OPTIONS DURING 1998 FOR THE EQUIVALENT VALUE OF HIS LUMEN OPTIONS HELD AT THE TIME OF THE SPINOFF. LUMEN WAS REQUIRED TO TAKE A COMPENSATION CHARGE FOR THIS ISSUANCE. MR. FRANKLIN WAS THEREBY ISSUED 339,167 OPTIONS AT AN AVERAGE EXERCISE PRICE $1.81 WITH EXPIRATION DATES FROM MAY 3, 2003 THROUGH MARCH 25, 2004.


OPTIONS EXERCISED IN LAST FISCAL YEAR;
FISCAL YEAR ENDED OPTION VALUES

         The following table summarizes certain information regarding certain year end option values of Bolle Options currently held by the named executive officers.



                               Number of Unexercised           Value of Unexercised
                                 Options at FY-End        In-The-Money Options At FY-End
                                                                        ($)
                                    Exercisable/                   Exercisable/
Name                               Unexercisable                   Unexercisable
----
Gary A. Kiedaisch...........       41,666/225,001                $51,665/$155,001
Martin E. Franklin..........       261,249/77,918                $274,082/$11,918


DIRECTORS' COMPENSATION

         Members of the Company's Board of Directors other than those who are officers or employees of the Company and the Chairman and Vice Chairman of the Board, will receive for 1998 an annual fee of $15,000 for their services as directors and as members of any committees of the Company's Board of Directors on which they serve. Thereafter, members of the Company's Board of Directors other than those who are officers or employees of the Company and the

Chairman of the Board, will receive an annual retainer fee in an amount to be determined. Directors who are not officers or employees of the Company ("Non-Employee Directors") also receive automatic stock option grants under the Plan. See "Certain Relationships and Related Transactions".

         Ms. Nora Bailey, a member of the Company's Board of Directors since March 1998, is an attorney specializing in federal tax law. In her professional capacity she has rendered legal advice and related services to both the Company and to Lumen. Ms. Bailey has rendered such services both prior to and subsequent to her appointment to the Company Board of Directors, and it is anticipated that from time to time in the future she will be engaged to provide similar legal services to the Company. All fees paid to Ms. Bailey in connection with such services have been agreed in arms' length negotiations and are in accordance with Ms. Bailey's usual and customary billing practices. Fees paid to Ms. Bailey by the Company in connection with such services are not paid in consideration of her services as a director. Aggregate fees paid by the Company to Ms. Bailey during 1998 were approximately $8,000.

EMPLOYMENT AGREEMENTS

         Mr. Kiedaisch is employed full time pursuant to an employment agreement with the Company, which as amended during 1998 provides for a term ending on December 31, 2001, unless earlier terminated by either party. At that time, the agreement will automatically extend for additional one year terms unless either party gives six months written notice prior to the end of the initial term or 90 days written notice prior to the end of any renewal term. Mr. Kiedaisch's employment agreement provides for annual base compensation of $275,000 and entitles Mr. Kiedaisch to a bonus each year which varies based on the Company's annual earnings reaching certain milestones. Mr. Kiedaisch also received a grant of Lumen options which were exchanged upon the completion of the Spinoff for 166,667 options to purchase shares of Common Stock. During 1998, Mr. Kiedaisch received a grant of 100,000 Company Options. Pursuant to a separate Memorandum of Understanding, Mr. Kiedaisch will be entitled to a cash payment from the Company if the value of the nominal gains on the options (the "Nominal Gain") at the close of business on July 6, 2001 falls below certain levels as follows: if Mr. Kiedaisch is still employed on July 6, 2001 or his employment has been terminated prior to that date without cause, and the Nominal Gain is less than $500,000, the Company shall pay to Mr. Kiedaisch the difference between $500,000 and the Nominal Gain. If Mr. Kiedaisch's employment has been terminated prior to July 6, 2001 other than without cause, and the Nominal Gain is less than $338,000, the Company shall pay to Mr. Kiedaisch the difference between $338,000 and the Nominal Gain. The employment agreement restricts Mr. Kiedaisch from competing against the Company and its affiliates in the United States or any other territory where the Company does business or in which the Company's products are marketed for a period of one year following the expiration of the employment agreement and further contains certain anti-solicitation and confidentiality provisions. The Company may terminate the employment agreement without compensation in the event Mr. Kiedaisch commits a material breach not cured after receiving notice thereof, is grossly or willfully negligent or commits fraud or a misappropriation. The Company may terminate the employment agreement without cause upon paying Mr. Kiedaisch a severance indemnity equal to one year's base compensation or all remaining base compensation due thereunder for the remainder of the term, whichever is greater, plus the pro rata portion of his bonus for the then current year. In the event of any termination without cause, all options granted to Mr. Kiedaisch which are not then vested will vest automatically.

BOLLE 1998 STOCK INCENTIVE PLAN

         In January 1998, the Company's Board of Directors adopted the 1998 Stock Incentive Plan (the "Plan") under which 2,500,000 shares of Common Stock are reserved for issuance pursuant to the grant of stock-based awards under the Plan. Pursuant to the Plan, employees, officers, directors and consultants of the Company and its subsidiaries and affiliates (other than employees subject to a collective bargaining agreement) are eligible to be selected by the Compensation Committee as participants to receive discretionary awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share unit awards and phantom stock unit awards, and awards consisting of any combination of such equity-based incentives as set forth below.

         The Plan is administered by the full Board of Directors of the Company or a committee thereof, including the Compensation Committee (the entity administering the Plan, hereafter referred to as the "Committee"). The Committee, in its sole discretion, will determine which eligible officers, employees and consultants of the Company and its subsidiaries may participate in the Plan and the type, extent and terms of the equity-based awards to be granted to them. Members of the Committee who are Non-Employee Directors will receive automatic non-discretionary annual grants of stock options pursuant to the Plan.

         Each Non-Employee Director has been granted an option to purchase 3,333 shares of Common Stock in connection with the Spinoff. On the date that a person first becomes a Non-Employee Director, he or she will automatically be granted an option to purchase 3,333 shares of Common Stock. Thereafter, beginning in 1999, on the date of each annual meeting of stockholders of the Company, each Non-Employee Director will automatically be granted an option to purchase 1,000 shares of Common Stock. All such automatic grants to Non-Employee Directors are hereafter called "Director Options." Each Director Option has an exercise price per share equal to the fair market value of one share of Common Stock on the date of grant and vests and becomes exercisable over a four year period beginning on the first anniversary of the date of grant at the rate of 25% of each Director Option on each of the four years immediately following the date of grant. All Director Options will be NQSO's (as defined below).

         Stock options granted by the Committee under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "non qualified stock options" ("NQSO's"). The exercise price of the options will be determined by the Committee when the options are granted, subject to a minimum price of the fair market value of the Common Stock on the date of grant in the case of ISOs and the par value in the case of NQSOs. The option exercise price for all options granted under the Plan may be paid in cash or in shares of Common Stock having a fair market value on the date of exercise equal to the exercise price or, in the discretion of the Committee, by delivery to the Company of (i) other property having a fair market value on the date of exercise equal to the option exercise price, or (ii) a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

         A stock appreciation right (a "SAR"), may be granted by the Committee as a supplement to a related stock option or may be granted independently of any option. SARs granted in connection with an option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding option. SARs granted independently of any option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the Common Stock subject to the SAR on the date of exercise over the exercise price of the related stock options, in the case of a SAR granted in connection with an option, or the fair market value of Common Stock on the date of grant in the case of a SAR granted independently of an option.

         Shares of Common Stock covered by a restricted stock award may, in the discretion of the Committee, be issued to the recipient at the time the award is granted or may be deposited with an escrow agent until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or a subsidiary and other restrictions and conditions established by the Committee at the time the award is granted.

         A phantom stock unit award will provide for the future payment of cash or the issuance of shares Common Stock to the recipient if continued employment or other conditions established by the Committee at the time of grant are attained.

         A performance share unit award will provide for the future payment of cash or the issuance of shares of the Common Stock to the recipient upon the attainment of certain corporate performance goals established by the Committee over performance award periods. At the end of each performance award period, the Committee decides the extent to which the corporate performance goals have been attained and the amount of cash or Common Stock to be distributed to the participant.

         During the year ended December 31, 1998, the Company granted 385,500 options under the Plan, and also granted 829,164 replacement options of equivalent Lumen options which were cancelled in connections with the Spinoff. Of the new options granted 28% were granted to named executive officers and directors of the Company.

OTHER

         The Company does not maintain a pension plan or other actuarial retirement plan for its named executive officers. The Company does not maintain any long term incentive plans. The Company's named executive officers are eligible to participate in benefit plans maintained by

Lumen which are generally available to the Company's employees, including a 401(k) savings plan and the health and life insurance programs.

                        REPORT ON EXECUTIVE COMPENSATION
                          BY THE COMPENSATION COMMITTEE

         This report is made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is currently composed of David L. Moore (Chairman), David S. Moross and Nora A. Bailey. The Committee is responsible for setting and administering the Company's policies governing annual compensation of key employees, managers, officers and executive officers, including setting individual annual base salaries or salary guidelines, annual bonus plans and individual participation levels, and participation in the Plan. See "Information Concerning Meetings of the Board of Directors and Board Committees" and "Director Compensation". Compensation of executive officers, including compensation of the Chief Executive Officer, is subject to approval of the Board of Directors. The proposed compensation of any member of the Committee who also is an executive officer would be subject to ratification by the disinterested members of the Board of Directors; none of the present members of the committee are or have been executive officers of the Company, and it is the Company's policy to appoint only disinterested directors as members of the Committee.

COMPLIANCE WITH FEDERAL TAX LAW

         The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code, as amended. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any tax year for any executive officer, unless compensation is based on performance. The Company maintains executive cash compensation significantly below the $1 million threshold, and the Company believes that any options granted under the Plan to any of its executive officers will qualify as performance-based compensation, to the extent that any of the same may result in compensation in excess of the threshold. Consequently, the Committee does not believe that the Section will have any impact on the deductibility to the Company of any compensation paid to executive officers.

OVERVIEW

         The Company's executive compensation program currently includes the following key elements: base salary, cash bonuses and awards of stock options. The Company's general executive officer compensation policy is intended to: (i) support achievement of the Company's strategic goals; (ii) retain and reward sufficiently committed and talented individuals prepared to invest their talents for long term rather than short term gain and, (iii) tie executive officers' interests to Stockholder interests.

         The Committee determines base salaries for new executive officers and base salary adjustments for current executive officers by evaluating the responsibilities of the position held, the experience of the individual and individual performance. It determines stock option awards based on the same factors. In reviewing executive compensation matters, the committee may consult with the Company's human resources professionals and/or independent compensation consultants. The Committee also may make use of independently available compensation survey data and other publicly available information, including publicly-disclosed compensation information of other companies of comparable size engaged in similar industries, as well as information gained through their experience as directors of other publicly and privately held corporations. The Committee's determinations also are made with reference to the Company's available financial resources.

         While the Company may make use of publicly available data and other surveys in setting its general compensation policies, the Company is relatively young and has experiences a period of rapid change. Consequently, it is not possible to compare the Company or its compensation policies directly with more established companies, and the Company's executive officer compensation is not rigidly dominated by a lock-step approach to keeping executive compensation competitive with compensation levels of companies of similar size or in comparable industries. Additionally, the Company's brief history has rendered financial results difficult to compare from one period to another. Therefore, achievement of financial goals set by the Board on an annual basis is only one of the factors considered in setting the Company's compensation policy; successful implementation of the Company's more broadly-based strategic goals also is considered an important factor. Moreover, the Company's focus on rapid internal growth and expansion through acquisitions further affects its executive compensation policy by causing the Company carefully to husband its resources. The Committee believes that annual cash compensation of its executive officers is below that which executives of comparable ability and talent could receive competitively elsewhere.

         It is the policy of the Committee and the Company that a portion of an executive officer's compensation be composed of long-term performance-based compensation. In this way, the Company can conserve its financial resources while aligning the executive group's interests more strongly with the interests of the Company's Stockholders; at the same time, the Company thereby attracts executives of proven skill and ability who are prepared to invest their talents over the long term. In furtherance of this policy, the Company adopted, and the Committee has made awards and grants pursuant to, the Company's "Plan". In determining the number of stock options granted during 1998, the Committee considered the same criteria discussed above with respect to base salaries.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Kiedaisch, the Company's Chief Executive Officer, has entered into an employment agreement, under which he received an annual base salary for 1998 in the amount of $223,077. Since July 1, 1998, Mr. Kiedaisch's base salary has been set at $275,000. Mr. Kiedaisch is eligible to participate in the bonus program for executive officers. See "Executive Compensation- Employment Agreements." No bonus was paid to Mr. Kiedaisch for services rendered in 1998. The Committee believes that Mr. Kiedaisch's compensation under employment agreement is consistent with the general policies described above. Mr. Kiedaisch's compensation has been determined in recognition of his accomplishments and efforts in building the Company's world wide organization.


                                                    COMPENSATION COMMITTEE


                                                    David L. Moore

                                                    David S. Moross

                                                    Nora A. Bailey



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Committee was comprised of the following members during fiscal year 1998: David L. Moore, David S. Moross and Nora A. Bailey.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Common Stock since the Spinoff of the Common Stock with the cumulative total return on the Russell 1000 Index and the Wilshire Small Cap Index over the same period (assuming the investment of $100 in the Common Stock, the Russell 1000 Index and the Wilshire Small Cap on March 11, 1998, and the reinvestment of all dividends).

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]








                               [GRAPHIC OMITTED]








                                              CUMULATIVE TOTAL RETURN
--------------------------------------  --------------------------------------
                                             3/11/98            12/31/98
Bolle Inc.                                     $100              $ 25.00
Russell 1000 Index                             $100              $113.95
Wilshire Small Cap Index                       $100              $ 88.59
======================================  ================== ===================

                 INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION

         The Company has an Audit Committee currently composed of Messrs. David L. Moore, David S. Moross and Nora A. Bailey. During the fiscal year ended December 31, 1998, the Audit Committee met on two occasions for the purpose of selecting the Company's independent auditors for the year ended December 31, 1999.

         The Company has a Compensation Committee currently composed of Messrs. David L. Moore, David S. Moross and Nora A. Bailey. During the fiscal year ended December 31, 1998, the Compensation Committee met on three occasions for the purpose of determining participation in the Company's 1998 Stock Incentive Plan.

         The Company has an Executive Committee composed of Messrs. Martin E. Franklin, Gary A. Kiedaisch, Ian G.H. Ashken, Franck Bolle and Patricia Bolle Passaquay. The Executive Committee did not meet during the fiscal year ended December 31, 1998.

         The Company has a Nominating Committee composed of Messrs. Martin E. Franklin, Ian G.H. Ashken, and David L. Moore. The Nominating Committee did not meet during the fiscal year ended December 31, 1998.

         The Board of Directors of the Company held six meetings and executed three unanimous written consents in lieu of a meeting during the fiscal year ended December 31, 1998. In 1998, all of the directors attended and executed 75% or more of the aggregate meetings and written consents of the Board and all committees thereof on which they served.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the stock exchange upon which the Company's stock is listed, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. The Company's securities did not trade publicly until March 12, 1998; consequently, no persons described above were subject to Section 16(a) reporting requirements prior to that date. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the Fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.


                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT

         In connection with the Spinoff, the Company entered into a Management Services Agreement with Lumen (the "Management Services Agreement"). Pursuant to the Management Services Agreement, Lumen agreed to provide certain management services to the Company, including services relating to strategic planning and direction, banking negotiations, treasury functions, investor relations, securities regulatory compliance, insurance programs and asset acquisitions and sales. Pursuant to the Management Services Agreement, Lumen also agreed to make available to the Company the services of Mr. Martin E. Franklin and Mr. Ian G.
H. Ashken. As compensation for its services, Lumen was entitled to receive a monthly fee of $60,000 and reimbursement for its identifiable reasonable out-of-pocket expenses incurred in connection with the performance of services under the Management Services Agreement. On September 23, 1998, the Company entered into Amendment No. 1 to Management Services Agreement, among the Company, Lumen and Marlin Holdings, Inc. ("Marlin"), of which Mr. Franklin is the Chairman, Chief Executive Officer and a principal stockholder and Mr. Ashken is the Vice Chairman and a principal stockholder, pursuant to which, in effect, Lumen assigned its rights and obligations under the Management Services Agreement to Marlin, which assumed Lumen's obligation thereunder, and the monthly management fee payable by the Company was reduced from $60,000 to $50,000. The Management Services Agreement was also amended to have an initial term of four years, and will thereafter be automatically renewed for successive one-year periods until terminated by either party upon 90 days' written notice. In connection with entering into such amendment, the Company consented to the assignment and released

Lumen from its obligations pursuant to the Management Services Agreement arising from October 1998 through the remainder of the term.

CONTRIBUTION AGREEMENT AND INDEMNIFICATION AGREEMENT

         In connection with the Spinoff, Lumen assigned to the Company all of Lumen's assets other than those related to the ORC Business (as defined in the Contribution Agreement) and certain other specified assets retained by Lumen, and the Company assumed all of Lumen's liabilities prior to the Spinoff other than those related to the ORC Business. In addition, pursuant to an Indemnification Agreement between Lumen, ILC Technology, Inc. and the Company (the "Bolle Indemnification Agreement") the Company is required to indemnify Lumen against all of Lumen's liabilities prior to the Spinoff other than substantially all liabilities related to the ORC Business. In October 1998, the Company entered into Amendment No. 1 to the Bolle Indemnification Agreement pursuant to which, among other things, the Bolle Indemnification Agreement was amended to clarify that the Company was not required to indemnify and hold Lumen harmless from and against losses incurred or arising from any environmental laws relating to Voltarc Technologies, Inc.

RELATIONSHIPS WITH DIRECTORS

         Employment Agreements.

         Each of Mr. Franck Bolle and Ms. Patricia Bolle Passaquay, both directors of the Company, is employed by Societe Bolle SNC ("Bolle SNC"), an indirectly wholly owned subsidiary of the Company, as Director of International Operations and Director of Export Sales, respectively, pursuant to employment agreements with Bolle SNC. These agreements were originally entered into in July 1997. During 1998, the Company was committed to pay basic annual gross base remuneration in the French Franc equivalent of approximately $280,000, to be increased by a minimum of 3% annually after the first year. In addition, each of Mr. Franck Bolle and Ms. Patricia Bolle Passaquay is entitled to bonuses for the years 1997, 1998 and 1999 of 25% to 50% of his or her annual salary if the Company meets or exceeds its annual budgetary objectives. Each agreement shall continue until terminated by either party upon three-months prior written notice, provided, however, that if the Company terminates either agreement before July 9, 2000 for any reason other than gross or willful misconduct, the employee will be entitled to compensation equal to the salary that he or she would have received from the date of termination to July 9, 2000. Each agreement provides that if the employee terminates his or her employment, he or she will be restricted from competing against Bolle SNC for a period of up to three years following such termination and will be entitled to an additional monthly compensation equal to eight to ten percent of his or her last monthly salary during such period. Mr. Frank Bolle employment agreement was amended effective January 1, 1999, reducing his annual salary to a level commensurate with his current duties of approximately $168,000 per year leaving the other terms of the agreements the same. The difference between the originally agreed salary level and the new salary for the remainder of the term of the agreement will be paid in cash in 1999. Ms. Patricia Bolle Passaquay's employment is currently under review for possible amendment.

         Mr. Kiedaisch, the Chief Executive Officer and a director of the Company, is employed full time pursuant to an employment agreement with the Company.

         Bolle Preferred Stock and Warrants. Each of Mr. Franck Bolle and Ms. Patricia Bolle Passaquay holds 12,614 shares of Series A Preferred Stock and 1,975 shares of Series B Preferred Stock, and Bolle Warrants for the purchase of up to 132,724 shares of Common Stock. Mr. Bolle and Ms. Bolle Passaquay may not sell their Series B Preferred Stock without the prior written consent of at least 90% of the then outstanding shares of the Series B Preferred Stock until the Company has redeemed all the shares of the Series B Preferred Stock or the Subordinated Debt (as defined below). For a description of the rights and preferences of the Bolle Series A and Series B Preferred Stock and a description of the Bolle Warrants.

CERTAIN TRANSACTIONS

         Bolle France Acquisition. On July 10, 1997, Lumen acquired and contributed to the Company all of the issued and outstanding share capital of Bolle France, pursuant to the terms of the Share Purchase Agreement. Pursuant to the terms of the Share Purchase Agreement, Bolle acquired from the Sellers all of the issued and outstanding share capital of Bolle France, Bolle Diffusion Sarl and the related land, in exchange for approximately $54,700,000 consisting of the following, not including transaction expenses of approximately $3,600,000: (a) $31,000,000 in cash (the "Cash Consideration"); (b) warrants to the Sellers to purchase Lumen common stock which have since been exchanged for Bolle Warrants to purchase an aggregate of 663,618 shares of Common Stock with an exercise price of $9.95 per share; (c) ten thousand (10,000) shares of Lumen Series A Preferred Stock having an aggregate liquidation preference of approximately $9,300,000 issued pursuant to the terms of the Certificate of Designations of Lumen Series A Preferred Stock; (d) one hundred (100) shares of Common Stock valued at approximately $3,300,000, being the minimum value of the Common Stock to be issued to the Sellers pursuant to the Share Purchase Agreement; and (e) sixty-four thousand one hundred twenty (64,120) shares of Series A Preferred Stock having an aggregate liquidation preference of approximately $11,100,000 issued pursuant to the terms of the Certificate of Designations of the Series A Preferred Stock of the Company. On July 10, 1997, Lumen borrowed approximately $32,000,000, for the purpose of paying the Cash Consideration and certain transaction expenses in connection with the purchase of Bolle France, pursuant to the terms of the Credit Agreement.

         The Share Purchase Agreement provides that none of the Sellers may dispose of their shares of Common Stock until July 9, 2000. If, on that date, the closing market price of the total number of shares then held by the Sellers is less than $3,301,500 (the "Minimum Value"), the Company shall pay on such date in cash or freely tradable stock the difference between the actual value of the shares and the Minimum Value. In addition, pursuant to letters dated July 9, 1997 and December 4, 1997 from Martin Franklin to the Sellers, including Mr. Franck Bolle and Ms. Patricia Bolle Passaquay, Mr. Franklin will refrain from selling any shares of Common Stock which he received pursuant to the Spinoff for so long as the Series B Preferred Stock shall not have been redeemed in full by the Company. In connection with the Spinoff, each of Mr. Franck Bolle, Ms. Patricia Bolle Passaquay, Ms. Christelle Roche and Ms. Brigitte Bolle were issued approximately 55,000 shares of Common Stock and each of Mr. Robert Bolle and Mr. Maurice Bolle were issued approximately 27,500 shares of Common Stock. All of the shares of Common Stock received by the Sellers, including Mr. Franck Bolle and Ms. Patricia Bolle Passaquay, pursuant to the Share Purchase Agreement and this dividend will bear the rights and obligations described above.

         Under the Share Purchase Agreement, each of the Sellers on the one hand, and the Company and Lumen on the other hand, are liable to fully reimburse and indemnify the other for any expense, damage, loss or liability arising from any breach of the terms of the Share Purchase Agreement by the indemnifying party, subject to certain minimum claim amounts which must be met for the indemnification provisions to take effect. In connection with the Spinoff, the Company agreed to assume all obligations and liabilities of Lumen to each Seller, including Mr. Franck Bolle and Ms. Patricia Bolle Passaquay, incurred by Lumen in connection with the purchase of Bolle France and Lumen shall then be released from all such obligations and liabilities. As a result, the Company became solely responsible for Lumen's indemnification obligations for breach of its representations and warranties made to the Sellers, including Mr. Franck Bolle and Ms. Patricia Bolle Passaquay, in the Share Purchase Agreement.

             Consulting and Non-Compete Agreement. In connection with the Spinoff, pursuant to the transfers made from Lumen to the Company under the Contribution Agreement, the Company became party to the consulting and non-compete agreement entered into with Steve N. Haber, the former Chairman of the Board, Chief Executive Officer and President of Bolle America in November 1995. The following description refers to the parties' respective duties giving effect to the assignment of the consulting agreement to the Company. Pursuant to the agreement, as of January 1, 1997, Mr. Haber was hired as a consultant to the Company for annual compensation of $155,000 plus health and life insurance benefits for a period ending on December 31, 2000, extendible for an additional five years by mutual agreement of the parties. Such consulting agreement was terminated as of December 31, 1998 and during the first quarter of 1999, the Company paid the remaining amount due under the agreement to Mr. Haber. Mr. Haber also agreed, commencing on the effective date of the consulting agreement and continuing through December 31, 2005, not to compete against the Company in the eyewear or optical, opthalmic or optometric businesses in any geographic area in which the Company does business. As compensation for this noncompete agreement, Mr. Haber received an initial payment of $800,000 and will receive a payment of $100,000 per year commencing January 1, 1997 through December 31, 2005. Mr. Haber furthermore agreed not to disclose any of the Company's confidential information. The non-compete agreement remains in effect.

                                   PROPOSAL 2

                APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

        Your Board of Directors recommends that you approve the Bolle Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is a broad based plan intended to provide eligible employees of the Company and certain subsidiaries with a convenient method of becoming stockholders of the Company. The following description of the material elements of the Purchase Plan is necessarily brief and general. A copy of the Purchase Plan is attached hereto as Annex A and the summary description that follows is qualified in its entirety by reference to that annex.

SUMMARY DESCRIPTION

        The Purchase Plan, if approved by the stockholders, provides eligible employees with the opportunity to purchase shares of Common Stock pursuant to a payroll deduction program. The Purchase Plan provides for offering periods of six months ("Offering Periods"), unless the Compensation Committee of the Board of Directors otherwise determines, during which contributions may be made to purchase shares of our common stock. At the end of each Offering Period, shares of common stock are purchased automatically at a price equal to the lesser of 85% of the market price of shares of common stock at the beginning of the Offering Period or 85% of the market value of shares of common stock on the last day of the Offering Period. There currently are approximately 250 employees eligible to participate in the Purchase Plan. The closing price of a share of common stock on May 20, 1999 was $2.84. The Purchase Plan will continue in effect until all shares of common stock available for issuance under the Purchase Plan have been issued, unless terminated earlier in the discretion of the Board of Directors or upon the occurrence of certain types of corporate transactions.

        An employee may elect to have up to fifteen percent (15%) of his or her compensation withheld and applied to the purchase of shares of common stock under the Purchase Plan. Compensation for this purpose means the participant's total compensation, which includes regular base earnings paid by the Company or a Participating Company (defined below), sales commissions, overtime, bonuses and incentive payments, and elective contributions that are not inculdible in income under the Internal Revenue Code. However, during any calendar year, no employee is entitled to purchase shares of common stock under the Purchase Plan having a value of more than $25,000.

        Each participant will be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right will be granted on the first day of such Offering Period and will be automatically exercised on the last day of the Offering Period.

        There will be 500,000 shares of Common Stock available for issuance under the Purchase Plan. In the event of any change in our common stock subject to the Purchase Plan, or subject to any purchase right granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change incorporate structure, or otherwise), the Compensation Committee will make appropriate adjustments to (i) the class and maximum number of shares of common stock subject to the Purchase Plan, (ii) the class and maximum number of shares of common stock purchasable by each participant per Offering Period and (iii)the class and number of shares of common stock and price per share of common stock subject to outstanding purchase rights, in order to prevent the dilution or enlargement of benefits under the Purchase Plan.

        Each employee of the Company, and of such subsidiaries ("Participating Companies") as the Board of Directors of the Company or the Compensation Committee shall from time to time designate, may participate in the Purchase Plan. However, employees whose customary employment with the Company or any Participating Company is less than twenty (20) hours per week or more five months per calendar year will not be eligible to participate in the Purchase Plan. Further, an employee will not be eligible to participate if such individual would, immediately after the grant of purchase rights, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

        An eligible employee may enroll in the Purchase Plan at the beginning of any Offering Period. Payment for common stock under the Purchase Plan shall be effected by means of the participant's authorized payroll deductions or such other means as the Compensation Committee may authorize. Payroll deductions will begin with the first pay day following the commencement of an Offering Period and will (unless sooner terminated by the participant) remain in effect for successive Offering Periods. Interest will not accrue on amounts withheld from a participant's compensation or otherwise held in an account established for a participant.

        A participant may withdraw from the Purchase Plan, effective on the first day of the next payroll period, by filing the appropriate form with the Compensation Committee. Any payroll deductions previously collected from the participant and not previously applied to the purchase of common stock will, at the participant's election, be refunded or held for the purchase of shares of common stock on the next purchase date immediately following such termination. If no such election is made, then such funds will be refunded. An employee who has withdrawn from an Offering Period may not again participate in the Purchase Plan until the next Offering Period.

        Fractional shares of Common Stock will not be issued under the Purchase Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to the terms of the Purchase Plan, will be held for the purchase of Common Stock in the next following Offering Period, without interest.

        Because the purchase of shares of common stock under the Purchase Plan is discretionary with all eligible employees, it would not be meaningful to include information as to the number of shares of common stock which would have been distributable during fiscal 1998 to all employees, or to groups of employees, or to any particular employee of the Company or any Participating Company had the Purchase Plan been in effect during the year.

        The Board of Directors may amend, suspend, or discontinue the Purchase Plan with respect to any shares of common stock at any time not subject to purchase rights. However, no such action may, without the approval of stockholders of the Company, increase the number of shares of Common Stock subject to the Purchase Plan (other than for the permitted adjustments described above), or cause the Purchase Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

ADMINISTRATION

        The Purchase Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority to interpret and construe any provision of the Purchase Plan and to adopt such rules and regulations for administering the Purchase Plan as it may deem necessary. Decisions of the Compensation Committee will be final and binding on all parties who have an interest therein.

FEDERAL INCOME TAX CONSEQUENCES

        The Purchase Plan and the right of eligible employees to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of a purchase right or upon the purchase of shares of the Company's common stock at the end of an Offering Period. As summarized below, a participant may be taxed upon the sale of other disposition of shares of common stock acquired under the Purchase Plan. The consequences will depend upon how long the participant has held the shares of common stock prior to disposition.

         If the shares of common stock are disposed of at least two years after the date of granting of the purchase right and at least one year after the shares of common stock are purchased under the Purchase Plan, the following federal income tax consequences will apply. The lesser of (a) the excess of the fair market value of the shares of common stock at the time granted over the purchase price of the shares of common stock or (b) the excess of the fair market value of the shares of common stock at the time such shares are disposed of over the purchase price of the shares of common stock will be treated as ordinary income. Any further gain upon such sale will be treated as a capital gain. If the shares of common stock are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss equal to the difference. If a participant holds the shares of common stock for this period, no deduction in respect of the disposition of such shares of common stock will be allowed to the Company.

        If the shares of common stock are disposed of before the expiration of either the two year or the one year holding periods described above (a"Disqualifying Disposition"), the following federal income tax consequences will apply. The excess of the fair market value of the shares of common stock at the date the shares are purchased over the purchase price will be treated as ordinary income to the employee. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale. Any further gain upon such sale will be treated as capital gain. If the shares of common stock are sold for less than their fair market value on the date of purchase, the same amount of ordinary income is attributed to the employee and a capital loss will be recognized equal to the difference between the sale price and the fair market value of the shares of common stock on such purchase date. To the extent the employee recognizes ordinary income by reason of a Disqualifying Disposition, the Company will be entitled to a corresponding tax deduction for compensation in the tax year in which the disposition occurs.

        The foregoing discussion is merely a summary of the more significant effects of the federal income tax on an employee of the Company or a Participating Company with respect to shares of common stock purchased under the Purchase Plan and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee should consult his or her own tax advisor concerning the federal, state, local and foreign income tax consequences of participation in the Purchase Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE 1999 EMPLOYEE PURCHASE PLAN.

                                   PROPOSAL 3

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The firm of Ernst & Young LLP has audited the financial statements of the Company for the fiscal year ended December 31, 1998. The Board of Directors desires to continue the services of Ernst & Young LLP for the current fiscal year ending December 31, 1999. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP.


                                  MISCELLANEOUS

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to stockholders contemporaneously with this Proxy Statement.

FORM 10-K

UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE MAILED TO SECRETARY, BOLLE INC., 555 THEODORE FREMD AVENUE, RYE, NEW YORK 10580.

COST OF SOLICITATION

The cost of soliciting proxies has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.

PROPOSALS OF SECURITY HOLDERS

Stockholder Proposals for the 2000 Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than January 26, 2000.

Stockholders are urged to send in their proxies without delay.


                                             GARY A. KIEDAISCH
                                             CHIEF EXECUTIVE OFFICER

DATED: MAY 24 , 1999

                                                                         ANNEX A

                                   BOLLE INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

1.      PURPOSE

        The Bolle Inc. 1999 Employee Stock Purchase Plan (the"Plan") is intended to provide eligible employees of Bolle Inc. (the "Company") and such other companies, whether or not currently in existence or currently affiliated with the Company ("Participating Companies"), as the Board of Directors of the Company (the "Board") or the Committee (as defined below) shall from time to time designate, with a convenient method of becoming shareholders of the Company; provided that each such Participating Company shall qualify as a "parent corporation" or "subsidiary corporation" (a "Corporate Affiliate"), as defined in Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), on the first day of the relevant Offering Period (as such term is defined in Article 5). It is further intended that the Plan shall qualify as an "employee stock purchase plan" as defined in Section 423 of the Code.

 2.     ADMINISTRATION

        (a) Administrative Body. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Committee may delegate any of its duties and responsibilities under the Plan.

        (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection 2(a), in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

3.      EFFECTIVE DATE AND TERM OF PLAN

        (a) Effective Date; Approval of Shareholders. The Plan shall become effective as of June 24, 1999, subject to approval by a vote of the holders of a majority of the total number of outstanding shares of the common stock of the Company ("Common Stock") present in person or by proxy at the Company's 1999 Annual Meeting of Stockholders. If the Plan is not so approved, the Plan shall not become effective.

        (b) Termination of Plan. The Plan shall continue in effect until the date on which all shares of Common Stock available for issuance under the Plan shall have been issued unless earlier terminated pursuant to Article 9 or 10.

4.      STOCK SUBJECT TO THE PLAN

        (a) Number of Shares. The stock subject to the Plan shall be shares of Common Stock (the "Common Stock"), par value $0.01 par value per share, of the Company which are authorized but unissued or which have been reacquired by the Company. In connection with the sale of shares of Common Stock under the Plan, the Company may repurchase shares of Common Stock in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed 500,000 shares (subject to further adjustment thereafter as provided in Section 4(b)).

        (b) Adjustment. If any change is made in the Common Stock subject to the Plan, or subject to any purchase right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, spin-off, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Committee shall make appropriate adjustments as to
(i) the class and maximum number of shares subject to the Plan, (ii) the class and maximum number of shares purchasable by each participant per Offering Period and (iii) the class and number of shares and price per share of stock subject to outstanding purchase rights, in order to prevent the dilution or enlargement of benefits thereunder.

5.      OFFERING PERIODS

        (a) Terms of Offering Period. Common Stock shall be offered for purchase under the Plan through a series of successive offering periods ("Offering Periods") until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article 9 or 10. The Committee shall determine, in its discretion, the length of each Offering Period, provided that no Offering Period shall have a term exceeding 27 months.

        (b) Initial Offering Periods. The Committee shall determine, in its sole discretion, the first and last day of the initial Offering Period under the Plan. Unless the Committee otherwise determines, subsequent Offering Periods shall be for a period of six calendar months, commencing on each January 1 and July 1 during the term of the Plan.

        (c) Purchase Rights. Each participant shall be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right shall be granted on the first day of such Offering Period and shall be automatically exercised on the last day of the Offering Period.

6.      ELIGIBILITY AND PARTICIPATION

        (a) General Rules. Each employee of the Company or any of the Participating Companies whose customary employment with the Company or any Participating Company is at least twenty (20) hours per week or more than five months per calendar year and who has not less than one year of service with the Company and any Participating Company shall be an eligible employee. An employee may participate in an Offering Period if the employee (i) has become an eligible employee before the first day of the Offering Period, (ii) has completed any minimum service requirement that may be specified by the Committee for such Offering Period, not to exceed two years and (iii) remains an eligible employee on the first day of the Offering Period. Eligible employees may become participants with respect to an Offering Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Offering Period as the Committee may specify.

        (b) Five Percent Owner. Under no circumstances shall purchase rights be granted under the Plan to any employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent(5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

 7.     PURCHASE RIGHTS

        Purchase rights shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

        (a) Purchase Price. The purchase price ("Purchase Price") per share of each share of Common Stock purchased on any date within an Offering Period shall be the lower of (i) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period and
(ii)eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the purchase date.

        (b) Fair Market Value. For purposes of the Plan, the fair market value per share of the Company's Common Stock shall mean, as of any date, the value of Common Stock on such day, or the nearest prior business day on which trading occurred on national stock exchanges and NASDAQ, determined as follows: (1) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the average of the high and low sale price for the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (2) if the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

or (3) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

        (c) Payroll Deductions. Payment for Common Stock under the Plan shall be effected by means of the participant's authorized payroll deductions or such other means as the Committee may authorize. Such deductions shall begin with the first pay day following the commencement of the Offering Period and shall (unless sooner terminated by the participant) remain in effect for successive Offering Periods. No interest shall accrue on any amounts withheld from a participant's compensation or otherwise held in an account established for a participant. A participant may elect a percentage of the participant's compensation paid during the Offering Period, in one percent (1%) increments (not to exceed fifteen percent (15%)), to be contributed to the Plan. Compensation for this purpose means the participant's total compensation, which includes regular base earnings paid by the Company or a Participating Company, sales commissions, overtime, bonuses and incentive payments, and elective contributions that are not includible in income under Sections 125 and 401(k) of the Code, or any other definition of compensation that complies with the requirements of Section 423(b)(5) of the Code.

        (d) Number of Shares. On the first day of any Offering Period, the Company shall be deemed to have granted under this Plan to the participant an option for as many full shares of Common Stock as he or she will be able to purchase with the payroll deductions and other amounts credited to his or her account during the Offering Period.

        (e) Termination of or Changes to Payroll Deductions. The participant may terminate payroll deductions at any time by filing the appropriate form with the Committee. Such termination shall become effective as soon as administratively practicable following the receipt of such form. Any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall, at the participant's election, immediately be refunded or held for the purchase of shares of Common Stock on the next purchase date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as administratively practicable after the purchase date. Prior to the commencement of any new Offering Period, a participant may resume, increase or decrease payroll deductions by filing the appropriate form with the Committee. The new payroll deduction shall become effective on the first day of the first Offering Period following the receipt of such form. Distribution of Common Stock held in a participant's account shall be distributed pursuant to Section 7(g).

        (f) Termination of Employment. If a participant ceases to be employed by the Company or a Participating Company for any reason, including death or disability, prior to the end of an Offering Period, the participant's purchase right shall terminate, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall be paid to the participant or the participant's personal representative as soon as practicable. The Committee may provide, on a uniform basis with respect to any Offering Period, that an employee who is on a leave of absence shall be deemed to have terminated employment after a specified period.

        (g) Evidence of Stock Ownership; Transfer Restrictions on Shares and Escrow; Dividends.

                 (i) Promptly following the end of each Offering Period, the Company will deliver to each participant, as appropriate, the shares of Common Stock purchased during that Offering Period upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election. The Company may require a participant to dispose of the shares of Common Stock acquired pursuant to the Plan through one or more brokers designated by the Company.

                 (ii) The Plan is intended to satisfy the requirements of ss. 423 of the Code. A participant will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the first day of any applicable Offering Period.

        (h) Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date in accordance with the terms of the Plan exceed the number of shares of Common Stock then remaining available under the Plan (after deduction of all shares of Common Stock for which purchase rights have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

        (i) Exercise. Each purchase right shall be exercised automatically on the purchase date for the number of purchasable shares of Common Stock, unless the purchase right has been previously terminated pursuant to Section 7(e) or 7(f).

        (j) Assignment. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 8 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7 hereof.

        (k) Rights as Stockholder. A participant shall have no rights as a stockholder with respect to shares of Common Stock covered by any purchase right granted under the Plan until the purchase right is exercised. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of exercise.

        (l) Accrual Limitations. No purchase right shall permit the rights of a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or a Corporate Affiliate to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time. For Offering Periods of less than one year, the Committee may, by uniform rule applicable to each participant, limit the accrual rate to a pro-rata portion of such $25,000.
This limitation shall be applied in a manner consistent with Section 423(b)(8) of the Code.

        (m) Regulatory Approval. The implementation of the Plan, the granting of any purchase right under the Plan, and the issuance of Common Stock upon the exercise of any such purchase right shall be subject to the Company's compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

        (n) Other Provisions. Instruments evidencing purchase rights may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

        (o) Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to this Article 7, will be held for the purchase of Common Stock in the next following Offering Period, without interest.

        (p) No Interest. No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

8 .     DESIGNATION OF BENEFICIARY

        A participant may file a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, credited on behalf of the participant under the Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by filing the appropriate form with the Committee. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such shares of Common Stock and/or cash to the participant's spouse or if no spouse is living, to the children of the participant in equal shares.

9.      CORPORATE TRANSACTIONS

        (a) Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of the Common Stock by means of a sale, merger, reorganization, or liquidation (a "Corporate Transaction"), each purchase right under this Plan, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, shall automatically be exercised immediately prior to the consummation of the Corporate Transaction as if such date were the last purchase date of the Offering Period. Any payroll deductions or other amounts held in a participant's account that are not applied to such purchase shall be promptly refunded to the participant.

        (b) Corporate Structure. The grant of purchase rights under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.     AMENDMENT AND TERMINATION

        The Board may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares of Common Stock at any time not subject to purchase rights; provided, however, that no such action of the Board may, without the approval of stockholders of the Company, (i) increase the number of shares of Common Stock subject to the Plan (unless necessary to effect the adjustments required under Section 4(b)), or (ii) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards or with respect to which stockholder approval is required in order to maintain the Plan's status as an "employee stock purchase plan" under Section 423 of the Code.

11.     STOCK

        (a) Registration of Stock. Shares of Common Stock purchased by a participant under the Plan will be recorded in the books and records of the Company in the name of the participant.

        (b) Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

                 (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares be effective or,

                 (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

        (c) Certain Conditions. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without present intention to sell or distribute such shares if, upon advice of counsel for the Company, such a representation is or may be required by any applicable provision of law.

12.     USE OF FUNDS

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

13.     EFFECT OF PLAN

        The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

14.     GOVERNING LAW

        The law of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

15.      NOTICES

         All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                   BOLLE INC.
                                 ANNUAL MEETING
                                  JUNE 24, 1999
The undersigned hereby appoints Martin E. Franklin and Gary A. Kiedaisch as proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Bolle Inc., to be held on June 24, 1999 at 10:00 A.M., local time, at 9500 West 49th Avenue, Suite B-102, Wheat Ridge, Colorado and any adjournments and postponements thereof:

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

    [X] Please mark your votes as in this example.

                      FOR ALL NOMINEES LISTED        WITHHOLD AUTHORITY
                      AT RIGHT (EXCEPT AS MARKED     TO VOTE FOR ALL NOMINEES     Nominees: Martin E.  Franklin, Gary A. Kiedaisch,
                      TO THE CONTRARY BELOW)         LISTED AT RIGHT                        Ian G.H. Ashken, Franck Bolle,
                                                                                            Patricia Bolle Passaquay,
                                                                                            David L. Moore, David S. Moross
  1. ELECTION OF
     DIRECTORS                  [ ]                         [ ]


--------------------------------------------------------------------------------
PROPOSAL(S)

  2. APPROVAL OF 1999 EMPLOYEE PURCHASE PLAN

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

  3. RATIFICATION OF INDEPENDENT AUDITORS

                 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                         (TO BE SIGNED ON REVERSE SIDE)

                         ANNUAL MEETING OF STOCKHOLDERS

                                   BOLLE INC.
                                  JUNE 24, 1999

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

                                        PLEASE DATE, SIGN AND RETURN THIS PROXY.

                                        THANK YOU.


                                        DATED:
                                              ---------------------------------



                                        ---------------------------------------
                                        SIGNATURE OF STOCKHOLDER(S)


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                                        NOTE: Signature should agree with name
                                        on stock certificate as printed thereon.
                                        Executors, administrators, trustees and
                                        other fiduciaries should so indicate
                                        when signing.

                                        PLEASE DATE, SIGN AND MAIL YOUR PROXY
                                        CARD BACK AS SOON AS POSSIBLE!